Rule 424(b)(3)
                                                   Registration No. 333-29433
PROSPECTUS SUPPLEMENT

(To Prospectus dated July 23, 1997)

                                 $150,000,000
                             OLD NATIONAL BANCORP

                              MEDIUM-TERM NOTES
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                         ____________________________

         Old National Bancorp (the "Company") may offer from time to time up to $150,000,000 aggregate initial offering price of its Medium-Term Notes Due Nine Months or More from Date of Issue (the "Notes"). Such aggregate initial offering price is subject to reduction as a result of the sale by the Company of other Debt Securities described in the accompanying Prospectus. Each Note will mature on any day nine months or more from the date of issue, as specified in the applicable pricing supplement hereto (each, a "Pricing Supplement"), and may be subject to redemption at the option of the Company or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity Date, if specified in the applicable Pricing Supplement. Each Note will be denominated and payable in United States dollars. The Notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable Pricing Supplement.

         SEE "RISK FACTORS" COMMENCING ON PAGE S-3 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.
                         ----------------------------

THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK AFFILIATE OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY PRICING SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------------------------------
                                                 Agent's Discounts
                        Price to Public (1)    and Commissions (1)(2)     Proceeds to Company (1)(3)
------------------------------------------------------------------------------------------------------
                                                                             >
 Per Note. . . .  . .   100%                   .125% - .750%              99.875% - 99.250%
 Total . . . . .  . .   $150,000,000           $187,500 - $1,125,000      $149,812,500 - $148,875,000
------------------------------------------------------------------------------------------------------

(1) NatCity Investments, Inc. and Smith Barney Inc., individually or as a group of agents (whether individually or as a group of agents, the "Agent"), may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Agent may also purchase Notes, as principal, from the Company for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. The Company will pay a commission to the Agent, ranging from .125% to .750% of the principal amount of a Note, depending upon its stated maturity, sold through the Agent. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through the Agent will be negotiated between the Company and the Agent at the time of such sale. See "PLAN OF DISTRIBUTION."

(2) The Company has agreed to indemnify the Agent against, and in certain instances to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "PLAN OF DISTRIBUTION."

(3)      Before deducting expenses payable by the Company estimated at
         $360,000.
                             -------------------

         The Notes are being offered from time to time on a continuing basis by the Company to or through the Agent. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. There is no assurance that the Notes offered hereby will be sold or, if sold, that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. The Company reserves the right to cancel or modify the offer made hereby without notice. The Company or the Agent, if it solicits an offer on an agency basis, may reject any offer to purchase Notes in whole or in part. See "PLAN OF DISTRIBUTION."

                NatCity Investments, Inc.   Smith Barney Inc.

                             -------------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS AUGUST 4, 1997.

         The Company may issue Notes that bear interest at fixed rates ("Fixed Rate Notes") or at floating rates ("Floating Rate Notes"). The applicable Pricing Supplement will specify whether a Floating Rate Note is a Regular Floating Rate Note, a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note and whether the rate of interest thereon is determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each, an "Interest Rate Basis"), or any other interest rate basis or formula, as adjusted by any Spread and/or Spread Multiplier. Interest on each Floating Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable monthly, quarterly, semiannually or annually in arrears, as specified in the applicable Pricing Supplement, and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement. Interest on each Fixed Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable semiannually in arrears on February 15 and August 15 of each year and on the Maturity Date. The Company may also issue Discount Notes, Indexed Notes and Amortizing Notes (as hereinafter defined). See "DESCRIPTION OF NOTES."

         The interest rate, or formula for the determination of the interest rate, if any, applicable to each Note and any other variable terms thereof will be established by the Company on the date of issue of such Note and will be specified in the applicable Pricing Supplement. Interest rates or formulas and other terms of Notes are subject to change by the Company, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Company.

         Each Note will be issued in book-entry form (a "Book-Entry Note") or in fully registered certificated form (a "Certificated Note"), as specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of The Depository Trust Company (or such other depositary identified in the applicable Pricing Supplement) (the "Depository") and registered in the name of the Depository or the Depository's nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (with respect to its participants) and the Depository's participants (with respect to beneficial owners). Except in limited circumstances, Book-Entry Notes will not be exchangeable for Certificated Notes.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF NOTES PRIOR TO THE PRICING OF THE OFFERING FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE NOTES, THE PURCHASE OF NOTES FOLLOWING THE PRICING OF THE OFFERING TO COVER A SHORT POSITION IN THE NOTES OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY HAVE THE EFFECT OF MAINTAINING THE PRICE OF NOTES AT A HIGHER LEVEL THAN MIGHT EXIST IF SUCH STABILIZATION HAD NOT OCCURRED. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                                 RISK FACTORS

         This Prospectus Supplement does not describe all of the risks of an investment in any Notes, whether resulting from such Notes being determined by reference to one or more interest rate or other indices or formulas, or otherwise. The Company and the Agent disclaim any responsibility to advise prospective investors of such risks as they exist at the date of this Prospectus Supplement or as they change from time to time. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of investing in the Notes in light of their particular circumstances. Such Notes are not an appropriate investment for investors who are unsophisticated with respect to transactions involving the applicable interest rate index or other indices or formulas. Prospective investors should carefully consider, among other factors, the matters described below.

STRUCTURE RISKS

         An investment in Notes indexed as to principal, premium, if any, and/or interest, if any, to one or more interest rate or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that such indices or formulas may be subject to significant changes, that no interest will be payable with respect to such Notes or will be payable at a rate lower than one applicable to a conventional fixed rate or floating rate debt security issued by the Company at the same time, that repayment of the principal and/or premium, if any, in respect to such Notes may occur at times other than that expected by the Holders (as defined in the accompanying Prospectus), and that the Holders could lose all or a substantial portion of principal and/or premium, if any, payable with respect to such Notes on the Maturity Date (as defined under "DESCRIPTION OF NOTES--General"). Such risks depend on a number of independent and interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable in respect to such Notes contains a multiplier or leverage factors, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

         Any optional redemption feature of Notes might affect the market value of such Notes. Since the Company may be expected to redeem such Notes when prevailing interest rates are relatively low, Holders generally would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on such Notes.

         The Notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the Notes or of the liquidity of the secondary market if one develops. See "PLAN OF
DISTRIBUTION."

         The secondary market, if any, for the Notes will be affected by a number of factors independent of the creditworthiness of the Company and the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest, if any, with respect to such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Holders may not be able to sell such Notes readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

CREDIT RATINGS

         The credit ratings assigned to this medium-term note program do not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in such Notes in light of their particular circumstances.

                             DESCRIPTION OF NOTES

         The Notes will be issued as a series of Debt Securities under an Indenture, dated as of July 23, 1997, as amended, supplemented or modified from time to time (the "Indenture"), between the Company and Bank One, NA, as trustee (together with any successor in such capacity, the "Trustee"). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Notes and the Indenture. Capitalized terms used but not otherwise defined herein have the meanings given to them in the accompanying Prospectus, the Notes or the Indenture, as the case may be. The term "Debt Securities," as used in this Prospectus Supplement, refers to all debt securities, including the Notes, issued and issuable from time to time under the Indenture. The following description of Notes will apply to each Note offered hereby unless otherwise specified in the applicable Pricing Supplement.

GENERAL

         All Debt Securities, including the Notes, issued and to be issued under the Indenture will be direct, unsecured obligations of the Company and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of the Company that currently is outstanding or that may from time to time be outstanding. The Indenture does not limit the aggregate initial offering price of Debt Securities that may be issued thereunder, and Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate initial offering price from time to time authorized by the Company for each series. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Debt Securities under the Indenture in addition to the $150,000,000 aggregate initial offering price of Notes offered hereby.

         The Notes are currently limited to an aggregate initial offering price of up to $150,000,000. The Notes will be offered from time to time on a continuous basis and will mature on any day nine months or more from their date of issue (the "Stated Maturity Date"), as specified in the applicable Pricing Supplement, unless the principal thereof (or any installment of principal thereof) becomes due and payable prior to the Stated Maturity Date, whether by the declaration of acceleration of maturity, notice of redemption at the option of the Company, if applicable, notice of the Holder's option to elect repayment, if applicable, or otherwise (the Stated Maturity Date or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal of such Note repayable on such date). Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Pricing Supplement. The Company may also issue Discount Notes, Indexed Notes and Amortizing Notes (as such terms are hereinafter defined).

         Interest rates offered by the Company with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change by the Company from time to time, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Company.

         Each Note will be issued as a Book-Entry Note represented by one or more fully registered Global Securities or as a fully registered Certificated Note. The minimum denominations of each Note will be $1,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable Pricing Supplement. The Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. References herein to "United States dollars," "U.S. dollars" or "$" are to the lawful currency of the United States of America (the "United States").


         Payments of principal of, and premium, if any, and interest, if any, on, Book-Entry Notes will be made by the Company through the Trustee to the Depository. See "DESCRIPTION OF NOTES--Book-Entry Notes." In the case of Certificated Notes, payment of principal and premium, if any, due on the Maturity Date will be made in immediately available funds upon presentation and surrender thereof at the office or agency maintained by the Company for such purpose (or, in the case of any repayment on an Optional Repayment Date, upon presentation of such Certificated Note and a duly completed election form in accordance with the provisions described below), which is currently the corporate trust office of the Trustee located initially at 100 East Broad Street, Eighth Floor, Columbus, Ohio 43215, and the New York facility of the Trustee's agent located initially at 14 Wall Street, New York, New York 10002. Payment of interest due on the

Maturity Date of each Certificated Note will be made to the person to whom payment of the principal and premium, if any, will be made. Payment of interest due on each Certificated Note on any Interest Payment Date (as hereinafter defined) other than the Maturity Date will be made at the office or agency referred to above maintained by the Company for such purpose or, at the option of the Company, may be made by check mailed to the address of the Holder entitled thereto as such address will appear in the Security Register of the Company. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee will remain in effect until revoked by such Holder.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close in Columbus, Ohio or The City of New York; provided, however, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day. "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

         Book-Entry Notes may be transferred or exchanged only through the Depository. See "DESCRIPTION OF NOTES--Book-Entry Notes." Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by the Company for such purpose, which is currently the corporate trust office of the Trustee located at 100 East Broad Street, Eighth Floor, Columbus, Ohio 43215, and the New York facility of the Trustee's agent located initially at 14 Wall Street, New York, New York 10002. No service charge will be made by the Company or the Trustee for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

         The satisfaction and discharge and covenant defeasance provisions contained in the Indenture will apply to the Notes.

         Notwithstanding any provisions described in this Prospectus Supplement to the contrary, if a Note specifies that an Addendum is attached thereto or that "Other/Additional Provisions" apply, such Note will be subject to the terms specified in such Addendum or "Other/Additional Provisions," as the case may be, and will be described in the applicable Pricing Supplement.

REDEMPTION AT THE OPTION OF THE COMPANY

         Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity Date only if an Initial Redemption Date is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date, in whole or from time to time in part, in increments of $1,000 or such other minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof will be at least $1,000 or such minimum denomination), at the applicable Redemption Price (as hereinafter defined), together with unpaid interest accrued thereon to the date of redemption, on written notice given to the Holders thereof at least 30 but not more than 60 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price," with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note will decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. For a discussion of the redemption of Discount Notes, see "DESCRIPTION OF NOTES--Discount Notes."

REPAYMENT AT THE OPTION OF THE HOLDER

         The Notes will be repayable by the Company at the option of the Holders thereof prior to the Stated Maturity Date only if one or more Optional Repayment Dates are specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date, in whole or from time to time in part, in increments of $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof will be at least $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its office maintained for such purpose, currently the corporate trust office of the Trustee located at 100 East Broad Street, Eighth Floor, Columbus, Ohio 43215, and the New York facility of the Trustee's agent located initially at 14 Wall Street, New York, New York 10002 (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable. For a discussion of the repayment of Discount Notes, see "DESCRIPTION OF NOTES--Discount Notes."

         Only the Depository may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners (as hereinafter defined) of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant (as hereinafter defined) through which they own their interest to direct the Depository to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Trustee as set forth above. In order to ensure that such Global Security and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instruction for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interest for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global

Securities relating to the option to elect repayment will be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owners will cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the Depository's records, to the Trustee. See "DESCRIPTION OF NOTES--Book-Entry Notes."

         If applicable, the Company will comply with the requirements of
Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14e-1 of the rules promulgated thereunder, and any other securities laws or regulations in connection with any such repayment.

         The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

         General

         Unless otherwise specified in the applicable Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments with respect to Fixed Rate Notes and Floating Rate Notes will be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or fully made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment with respect to the applicable Note) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

         Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any such Note originally issued between a Regular Record Date (as hereinafter defined) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. Unless otherwise specified in the applicable Pricing Supplement, a "Regular Record Date" will be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

         Fixed Rate Notes

         Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable on February 15 and August 15 of each year (each, an "Interest Payment Date" with respect to Fixed Rate Notes) and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

         If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

         Floating Rate Notes

         Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate, (vi) LIBOR, (vii) the Prime Rate, (viii) the Treasury Rate, or (ix) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect on a Floating Rate Note for the period, if any, from the date of issue to the first Interest Reset Date (as hereinafter defined) will be the Initial Interest Rate; provided, further, that with respect to a Floating Rate/Fixed Rate Note, the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date will be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date. The applicable Pricing Supplement will specify certain terms with respect to which each Floating Rate Note is being delivered, including: whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," the Fixed Rate Commencement Date, if applicable, Fixed Interest Rate, if applicable, Interest Rate Basis or Bases, Initial Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Interest Payment Period and Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will also specify the Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

         The interest rate borne by the Floating Rate Notes will be determined as follows:

                 (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note", or as having an Addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

                 (ii) If such Floating Rate is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that
         (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date will be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the date immediately preceding the Fixed Rate Commencement Date.

                 (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

         The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

         Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

         The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided however, that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

         The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined by the Calculation Agent as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be on the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined); and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as hereinafter defined) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" will be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

         Notwithstanding the foregoing, a Floating Rate Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by Indiana law, as the same may be modified by United States law of general application.

         Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset, as the case may be: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date" with respect to Floating Rate Notes) and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

         All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred- thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent rounded upward).

         With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate

Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Pricing Supplement applied.

         Unless otherwise specified in the applicable Pricing Supplement, Bank One, NA will be the "Calculation Agent." Upon request of the Holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

         Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent will determine each Interest Rate Basis in accordance with the following provisions.

         CD Rate. Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDS (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for United States Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent after consultation with the Company for negotiable United States dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         CMT Rate. Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . .
 . Mondays approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Agent or its affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation (or, in the event of quotation equality, one of the highest) and the lowest quotation (or, in the event of quotation equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York

(from five such Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation (or, in the event of quotation equality, one of the highest) and the lowest quotation (or, in the event of quotation equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page will be 7052 for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index will be 2 years.

         Commercial Paper Rate. Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the applicable Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately

11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent after consultation with the Company are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

             Money Market Yield   =        D x 360       x   100
                                     -------------------
                                        360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Period for which interest is being calculated.

         Eleventh District Cost of Funds Rate. Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Determination Date.

         Federal Funds Rate. Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating

Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent after consultation with the Company prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         LIBOR. Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

                 (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates for deposits in United States dollars having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method of calculating LIBOR, the rate for deposits in United States dollars having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

                 (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause
         (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on such LIBOR Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent after consultation with the Company for loans in United States dollars to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

         "Designated LIBOR Page" means (i) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page designated as page "LIBO" (or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rates of major banks for United States dollars) or (ii) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service (or any successor service) on the page designated as page "3750" (or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rates of major banks for United States dollars).

         Prime Rate. Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent after consultation with the Company. If fewer than four such quotations are so provided, then the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent after consultation with the Company to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided above by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agent or its affiliates) selected by the Calculation Agent after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER/ADDITIONAL PROVISIONS; ADDENDUM

         Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity Date, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under

"Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and described in the applicable Pricing Supplement.

DISCOUNT NOTES

         The Company may offer Notes from time to time that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date ("Discount Notes"). Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the Holder of such Discount Note will be equal to the sum of (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued thereon to the date of such redemption, repayment or acceleration of maturity, as the case may be.

         Unless otherwise specified in the applicable Pricing Supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Accrual Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Accrual Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issued discount for federal income tax purposes. See "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS."

INDEXED NOTES

         The Company may from time to time offer Notes with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks or to other items ("Indexed Notes"), in each case as specified in the applicable Pricing Supplement. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement. See also "RISK FACTORS."

AMORTIZING NOTES

         The Company may from time to time offer Notes with the amount of principal thereof and interest thereon payable in installments over the term of such Notes ("Amortizing Notes"). Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

CERTAIN COVENANTS

         Reference is made to the section entitled "DESCRIPTION OF DEBT SECURITIES" in the accompanying Prospectus for a description of certain covenants applicable to the Notes. Compliance with such covenants with respect to the Notes generally may not be waived by the Board of Directors of the Company or by the Trustee unless the Holders of at least a majority in principal amount of all outstanding Notes consent to such waiver; provided, however, that the satisfaction and discharge and covenant defeasance provisions of the Indenture described under the captions "DESCRIPTION OF DEBT SECURITIES--Satisfaction and Discharge" and "DESCRIPTION OF DEBT SECURITIES--Defeasance of Certain Obligations" in the accompanying Prospectus will apply to the Notes.

BOOK-ENTRY NOTES

         The Company has established a depository arrangement with The Depository Trust Company with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depository arrangement with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

         Upon issuance, all Book-Entry Notes bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issue, Interest Payment Dates (if any), Stated Maturity Date, redemption provisions (if any), repayment provisions (if any) and other terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depository and will be registered in the name of the Depository or a nominee of the Depository. No Global Security may be transferred except as a whole by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or such nominee to a successor of the Depository or a nominee of such successor.

         So long as the Depository or its nominee is the registered owner of a Global Security, the Depository or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners (as defined below) of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes will be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a Participant (as defined below), on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The above restrictions and laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

         Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Securities or the Company becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act and, in any such case, the Company will not have appointed a successor to the Depository within 90 days thereafter, (ii) the Company, in its sole discretion, determines that the Global Securities will be exchangeable for Certificated Notes, or (iii) an Event of Default under the Indenture will have occurred and be continuing with respect to the Notes. Upon any such exchange, the Certificated Notes will be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names will be provided by the Depository's relevant Participants (as defined by the Depository) to the Trustee.

         The following is based on information furnished by the Depository:

                 The Depository will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depository's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depository.

                 The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants ("Participants") deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book- entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depository ("Direct Participants") include securities brokers and dealers (including the Agent), banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depository and its Participants are on file with the Securities and Exchange Commission.

                 Purchases of Book-Entry Notes under the Depository's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depository's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

                 To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depository are registered in the name of the Depository's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes. The Depository's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes the Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

                 Conveyance of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                 Neither the Depository nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depository mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting right to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

                 Principal, premium, if any, and/or interest, if any, payments on the Global Securities representing the Book-Entry Notes will be made in immediately available funds to the Depository. The Depository's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depository, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depository is the responsibility of the Company and the Trustee; disbursement of such payments to Direct Participants will be the responsibility of the Depository; and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

                 If applicable, redemption notices will be sent to Cede & Co. If less than all of the Book-Entry Notes of like tenor and terms are being redeemed, the Depository's practice is to determine, by lot, the amount of the interest of each Direct Participant in such issue to be redeemed.

                 A Beneficial Owner will give notice of any election to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and will effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depository's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depository's records.

                 The Depository may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

                 The Company may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

         The information in this section concerning the Depository and the Depository's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon Federal laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

         As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source or
(iv) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

         Payments of Interest

         Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

         Original Issue Discount

         The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Original Issue Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

         For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as hereinafter defined) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or "qualified floating rate" as discussed below. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest payments on the Note would not be treated as qualified stated interest payments.

         Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of an Original Issue Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an Original Issue Discount Note is the sum of the daily portions of original issue discount with respect to such Original Issue Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Original Issue Discount Note. The "daily portion" of original issue discount on any Original Issue Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Original Issue Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

         A U.S. Holder who purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Original Issue Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Original Issue Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

         Under the OID Regulations, Floating Rate Notes and Indexed Notes ("Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal amounts due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). Despite the foregoing, a variable rate of interest on a Variable Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Note's term. A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

         If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations and if interest on such Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate" debt instrument under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a de minimis amount as discussed above. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

         In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. For each accrual period appropriate adjustments will be made to the amount of qualified interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

         If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. U.S. Holders should be aware that on June 11, 1996 the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. Certain of these regulations were subsequently amended on December 31, 1996. In general, the CPDI Regulations cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of prior United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

         Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

         U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

         The OID Regulations contain certain special rules that generally allow any reasonable method to be used in determining the amount of original issue discount allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of original issue discount allocable to the final accrual period equal the excess of the amount payable at the maturity of the Original Issue Discount Note (other than any payment of qualified stated interest) over the Original Issue Discount Note's adjusted issue price as of the beginning of such final accrual period. In addition, if an interval between payments of qualified stated interest on an Original Issue Discount Note contains more than one accrual period, then the amount of qualified stated interest payable at the end of such interval is allocated pro rata (on the basis of their relative lengths) between the accrual periods contained in the interval.

         Short-Term Notes

         Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount equal to the excess of the stated redemption price at maturity on the Short-Term Note over the taxpayer's basis in such obligation. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

         Market Discount

         If a U.S. Holder purchases a Note, other than an Original Issue Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an Original Issue Discount Note, for an amount that is not less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

         Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding. Once made, with respect to a Note, such election is irrevocable with respect to that Note.

         A U.S. Holder may be required to defer the deduction of a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent of the amount of income included in gross income with respect to a Note plus the amount by which any remaining interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

         Premium

         If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium. Any election to amortize bond premium applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

         Disposition of a Note

         Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the
Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.

NON-U.S. HOLDERS

         A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to the payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

         Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

         The Notes will not be included in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

         Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

         In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                             PLAN OF DISTRIBUTION

GENERAL

         The Notes are being offered on a continuous basis for sale by the Company to or through NatCity Investments, Inc. and Smith Barney Inc., individually or as a group of agents (whether individually or as a group of agents, the "Agent"), in accordance with substantially identical Distribution Agreements between the Company and the Agent. The Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Agent may also purchase Notes, as principal, from the

Company from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. The Company will pay a commission to the Agent, ranging from .125% to .750% of the principal amount of each Note, depending upon its stated maturity, sold through the Agent, as agent of the Company. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through the Agent, as agent of the Company, will be negotiated between the Company and the Agent at the time of such sale. The name of the applicable Agent and the capacity in which the Agent is acting will be set forth in the applicable Pricing Supplement.

         Unless otherwise specified in the applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. The Agent may sell Notes that it has purchased from the Company as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with such purchase. The Agent may allow, and such dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

         The Company has reserved the right to sell the Notes directly on its own behalf. No commission will be payable on any Notes sold directly by the Company.

         The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company will have the sole right to accept offers to purchase Notes and may reject offers in whole or in part (whether placed directly with the Company or through the Agent). The Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

         Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in United States dollars in Columbus, Ohio, on the date of settlement. See "DESCRIPTION OF NOTES--General."

         Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agent may from time to time purchase and sell Notes in the secondary market, but the Agent is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops. From time to time, the Agent may make a market in the Notes, but the Agent is not obligated to do so and may discontinue any market-making activity at any time.

         Until the distribution of the Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Agent to bid for and purchase Notes. As an exception to these rules, the Agent is permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

         If the Agent creates a short position in the Notes in connection with the offering, (i.e., if the Agent sells more Notes than are set forth on the cover page of the Prospectus Supplement), the Agent may reduce that short position by purchasing Notes in the open market.

         In general, purchases of a security for the purpose of price stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

         Neither the Company nor the Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor the Agent makes any representation that the Agent will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agent against, and in certain instances to provide contribution with respect to, certain liabilities (including liabilities under the Securities Act). The Company has agreed to reimburse the Agent for certain other expenses.

         Each Agent has, from time to time, provided, and may continue to provide in the future, various investment banking and/or financial advisory services to the Company and certain of its affiliates, for which certain customary compensation has been, and will be, received. Each Agent also acts as a market maker for the Company's common stock. National City Bank of Indiana, an affiliate of NatCity Investments, Inc., currently provides The Company and an Affiliate Bank with unsecured lines of credit in the aggregate amount of $22.5 million.

         From time to time, the Company may issue and sell other Debt Securities described in the accompanying Prospectus, and the amount of Notes offered hereby is subject to reduction as a result of such sales.

                                LEGAL MATTERS

         The validity of the Notes offered hereby and the description of Federal income tax matters contained in this Prospectus Supplement will be passed upon for the Company by Krieg DeVault Alexander & Capehart, Indianapolis, Indiana. Certain legal matters will be passed upon for the Agent by Baker & Daniels, Indianapolis, Indiana.

                                 $150,000,000

                             OLD NATIONAL BANCORP

                               DEBT SECURITIES

                               ---------------


         Old National Bancorp (the "Company") may offer from time to time up to $150,000,000 aggregate principal amount of its debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities"). The Debt Securities will be direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. See "DESCRIPTION OF DEBT SECURITIES."

         The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The title, aggregate principal amount, initial public offering price, denominations, maturity, interest rate (which may be fixed or floating) or amount and time of payment of any interest, any terms for redemption at the option of the Company or repayment at the option of the holder, any terms for sinking fund payments, any listing on a securities exchange, any exercise provisions and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement" (which term includes any Pricing Supplement or Supplements)).

         The Company may sell the Debt Securities directly, through agents, underwriters or dealers as designated from time to time or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent's commission, underwriter's discount or dealer's purchase price and the net proceeds to the Company from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable Prospectus Supplement. See "PLAN OF DISTRIBUTION" for possible indemnification arrangements for any such agents, underwriters or dealers.

         This Prospectus may not be used to consummate sales of the Debt Securities without delivery of one or more Prospectus Supplements.

THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK AFFILIATE OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS JULY 23, 1997

                            AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web at http://www.sec.gov, which contains certain reports, proxy and information statements and other information regarding registrants, including the Company, that file documents electronically with the Commission.


         The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Debt Securities being offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Debt Securities, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed with the Commission. Each such statement is qualified in its entirety by such reference. Such exhibits may be inspected without charge at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission upon payment of the prescribed fees.

                          INCORPORATION BY REFERENCE

         The following documents, which have been filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 0-10888), are incorporated by reference into this Prospectus and will be deemed to be a part hereof:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document.

         Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE COMPANY, 420 MAIN STREET, EVANSVILLE, INDIANA 47708, ATTENTION: JEFFREY L. KNIGHT, CORPORATE SECRETARY AND GENERAL COUNSEL; TELEPHONE (812) 464-1434.

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER WILL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                                 THE COMPANY

         The Company is a multi-bank holding company that, at March 31, 1997, operated 119 banking offices in Indiana, Illinois and Kentucky through its bank subsidiaries (the "Affiliate Banks"). At March 31, 1997, the Company had total consolidated assets of $5.4 billion, total consolidated deposits of $4.2 billion and total consolidated shareholders' equity of $453.4 million and ranked as the largest publicly owned independent bank holding company headquartered in the State of Indiana measured by total consolidated assets.

         The Company began an acquisition program in 1985 and has acquired 35 financial institutions since that time. The Company also owns nonbank subsidiaries that provide fiduciary and trust, securities brokerage, investment, consumer lending, insurance agency and data processing services. The Company continues to explore opportunities to acquire banks, savings associations and nonbank companies as permitted by the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Company regularly reviews, analyzes and engages in discussions regarding possible additional acquisitions. It is not presently known whether, or on what terms, such discussions will result in further acquisitions. Such acquisitions may be pending, from time to time, during the time that the Debt Securities are being offered.

         The Company is a legal entity separate and distinct from its Affiliate Banks and nonbank subsidiaries. Accordingly, the right of the Company, and thus the right of the Company's creditors and shareholders, to participate in any distribution of the assets or earnings of any of the Affiliate Banks or nonbank subsidiaries is necessarily subject to the prior claims of creditors of such subsidiaries, except to the extent that claims of the Company, in its capacity as a creditor, may be recognized. The principal sources of the Company's revenues are dividends and fees from its Affiliate Banks and nonbank subsidiaries. See "REGULATORY MATTERS -- Dividend Restrictions" for a discussion of the restrictions on the Affiliate Banks' ability to pay dividends to the Company.

         The Company was incorporated as an Indiana corporation in 1982 and has functioned as a bank holding company since its formation. The Company's principal executive offices are located at 420 Main Street, Evansville, Indiana 47708, and its telephone number is (812) 464-1434.

                               USE OF PROCEEDS

         Except as may otherwise be provided in an applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Debt Securities being offered hereby will be used for repayment of indebtedness, investments in and advances to subsidiaries of the Company, common stock repurchases by the Company and other general corporate purposes, including possible future acquisitions. Pending the uses described above, such net proceeds may be invested in short-term investments.

                 SELECTED CONSOLIDATED FINANCIAL INFORMATION

         The following selected consolidated financial information for the years ended December 31, 1992 through 1996 was derived from consolidated financial statements of the Company and its subsidiaries which have been audited by Arthur Andersen LLP, independent auditors for the Company, and is qualified in its entirety by reference to such financial statements. Such information below should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated herein by reference. See "INCORPORATION BY REFERENCE." The financial information for the three months ended March 31, 1997 and 1996 is unaudited but, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation for such periods have been included. The results for the three months ended March 31, 1997 are not necessarily indicative of the results of a full year or for future periods. Dollar amounts shown in the table below are in thousands, except for selected performance ratios.


                                              Three months
                                             ended March 31                      Years ended December 31
                                             --------------                      -----------------------
                                            1997        1996       1996         1995        1994        1993         1994
RESULTS OF OPERATIONS
   (taxable equivalent basis)
Interest income. . . . . . . . . . . .    $106,181    $99,236    $408,070     $389,131    $343,852    $336,890     $351,404

Interest expense . . . . . . . . . . .      49,177     47,315     190,631      186,500     146,152     144,427      166,991
                                          --------    -------    --------     --------    --------    --------     --------
Net interest income. . . . . . . . . .      57,004     51,921     217,439      202,631     197,700     192,463      184,413

Provision for loan losses. . . . . . .       3,757      2,002      11,012        7,135       7,754      10,359       11,919
                                          --------    -------    --------     --------    --------    --------     --------

Net interest income after
 provision for loan losses . . . . . .      53,247     49,919     206,427      195,496     189,946     182,104      172,494

Noninterest income . . . . . . . . . .      11,433     10,262      44,801       39,594      34,876      33,993       29,485

Noninterest expense. . . . . . . . . .      38,154     35,841     152,320      147,315     147,295     135,259      123,451
                                          --------    -------    --------     --------    --------    --------     --------

Income before income taxes . . . . . .      26,526     24,340      98,908       87,775      77,527      80,838       78,528

Income taxes . . . . . . . . . . . . .      10,468      9,668      38,729       33,836      28,524      30,268       29,913
                                          --------    -------    --------     --------    --------    --------     --------

Net Income . . . . . . . . . . . . . .    $ 16,058    $14,672    $ 60,179     $ 53,939    $ 49,003    $ 50,570     $ 48,615
                                          ========    =======    ========     ========    ========    ========     ========



                                    Three months
                                   ended March 31                         Years ended December 31
                                   --------------                         -----------------------
                                  1997        1996         1996        1995        1994        1993        1992
 PERIOD END BALANCES
 Total assets                  $5,409,228  $5,067,471   $5,366,591  $5,103,195  $4,909,804  $4,748,112  $4,434,160

 Total loans, net of
   unearned income              3,535,543   3,272,746    3,523,300   3,261,746   3,098,820   2,810,453   2,606,563

 Total deposits                 4,208,029   4,137,256    4,268,024   4,183,082   3,875,752   3,898,967   3,723,039
 Shareholders' equity             453,355     459,643      458,526     461,424     440,671     435,406     406,137

 SELECTED PERFORMANCE RATIOS (based on averages)

 Return on assets                    1.21%       1.16%        1.17%       1.09%       1.03%       1.09%       1.11%

 Return on equity (1)               14.27       12.93        13.29       12.01       10.92       11.38       12.45
 Equity to assets                    8.60        9.20         8.90        8.99        9.35        9.58        8.89


 Primary capital to assets           9.45       10.01         9.72        9.85       10.25       10.43        9.72


 Net charge-offs to
   average loans                     0.30        0.17         0.33        0.26        0.28        0.25        0.31

 Allowance for loan losses
   to average loans                  1.31        1.28         1.31        1.28        1.43        1.57        1.47


(1) Excludes unrealized gains (losses) on investment securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the historical consolidated ratios of earnings to fixed charges of the Company and its subsidiaries for the periods indicated:


                                          Three months ended
                                                March 31                   Years Ended December 31
                                          ------------------               -----------------------
                                           1997     1996        1996     1995     1994     1993     1992

RATIO OF EARNINGS TO FIXED CHARGES (1)
         Excluding interest on deposits    3.46x    4.49x       3.99x    3.68x    4.07x    5.50x    5.37x
         Including interest on deposits    1.47     1.44        1.44     1.40     1.44     1.48     1.42

(1) The ratio of earnings to fixed charges for the Company is computed by dividing earnings by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, "earnings" is defined as pretax income from continuing operations plus fixed charges. "Fixed charges" include the total of interest expense, capitalized interest, expensed or capitalized amortization of debt expense and any related discount or premium, and such portion of rental expense which is representative of the interest factor of each such rental.

                              REGULATORY MATTERS

         The following discussion sets forth certain elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to the Company. This regulatory framework is intended primarily for the protection of depositors and the Federal deposit insurance funds and not for the protection of holders of securities, including the Debt Securities. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to the Company or its subsidiaries may have a material effect on the business of the Company.

GENERAL

         As a bank holding company, the Company is subject to regulation under the BHC Act, and to inspection, examination and supervision by the Board of Governors of the Federal Reserve System ("Federal Reserve"). Under the BHC Act, bank holding companies generally may not acquire ownership or control of more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve's prior approval. Similarly, bank holding companies generally may not acquire ownership or control of a savings association without the prior approval of the Federal Reserve. Further, branching by the Affiliate Banks is subject to the jurisdiction, and requires the prior approval, of each Affiliate Bank's primary federal banking regulator and, if the Affiliate Bank is a state-chartered bank, the appropriate state banking regulator. In addition, bank holding companies generally may engage, directly or indirectly, only in banking and such other activities as are determined by the Federal Reserve to be closely related to banking. Under the BHC Act, the Federal Reserve has the authority to require a bank holding company to terminate any activity or relinquish control of the nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve's determination that such activity or control constitutes a risk to the financial soundness and stability of any bank subsidiary of the bank holding company. The Company and the Affiliate Banks are subject to the Federal Reserve Act, which limits borrowings by the Company and its nonbank subsidiaries from the Affiliate Banks and also limits various other transactions between the Company and its nonbank subsidiaries with the Affiliate Banks.

         The Affiliate Banks which are national banks are supervised, regulated and examined by the Office of the Comptroller of the Currency ("OCC"). The Affiliate Banks which are state banks chartered in Indiana are supervised, regulated and examined by the Indiana Department of Financial Institutions. The Affiliate Banks chartered in Kentucky are supervised, regulated and examined by the Kentucky Department of Financial Institutions, and those Affiliate Banks chartered in Illinois are supervised, regulated and examined by the Illinois Commissioner of Banks and Trust Companies. In addition, those Affiliate Banks which are state banks and members of the Federal Reserve System are supervised and regulated by the Federal Reserve, and those state banks which are not members of the Federal Reserve System are supervised and regulated by the Federal Deposit Insurance Corporation ("FDIC"). The single Affiliate Bank which is a federal savings association is supervised, regulated and examined by the Office of Thrift Supervision. Each banking regulator has the authority to issue cease-and-desist orders if it determines that the activities of a bank regularly represent an unsafe and unsound banking practice or a violation of law.

         Both Federal and state law extensively regulates various aspects of the banking business, such as, for example, reserve and capital requirements, truth-in-lending and truth-in-savings disclosure, equal credit opportunity, fair credit reporting, trading in securities and other aspects of banking
operations.   The Company, the Affiliate Banks and the Company's nonbank subsidiaries are also affected by the fiscal and monetary policies of the Federal government and the Federal Reserve and by various other governmental laws, regulations and requirements. Further, the earnings of the Company and Affiliate Banks are affected by general economic conditions and prevailing interest rates. Legislation and administrative actions affecting the banking industry are frequently considered by the United States Congress, state legislatures and various regulatory agencies. It is not possible to predict with certainty whether such legislation or administrative actions will be enacted or the extent to which the banking industry, in general, or the Company and the Affiliate Banks, in particular, would be affected.

LIABILITY FOR BANK SUBSIDIARIES

         The Federal Reserve has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each such subsidiary bank. This support may be required at times when the Company may not have the resources to provide it. In addition, Section 55 of the National Bank Act permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails within three months to pay such an assessment, the OCC can order the sale of the shareholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

         Any depository institution insured by the FDIC may be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. In the event that such a default occurred with respect to a bank, any loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.

CAPITAL REQUIREMENTS

         The Company is subject to capital ratios, requirements and guidelines imposed by the Federal Reserve, which are substantially similar to the ratios, requirements and guidelines imposed by the Federal Reserve, the OCC and the FDIC on the banks within their respective jurisdictions. These capital requirements establish higher capital standards for banks and bank holding companies that assume greater credit risks. For this purpose, a bank's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to such assets or commitments. A bank's or holding company's capital is divided into two tiers: "Tier 1" capital, which includes common shareholders equity, non-cumulative perpetual preferred stock and related surplus (excluding auction rate issues), minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets and certain other assets; and "Tier 2" capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions.

         Bank holding companies currently are required to maintain Tier 1 and total capital (the sum of Tier 1 and Tier 2 capital) equal to at least 4% and 8% of total risk-weighted assets, respectively. At March 31, 1997, the Company met both requirements, with Tier 1 and total capital equal to 12.71% and 14.84% of its total risk-weighted assets, respectively.

         In addition to the risk-based capital guidelines, the Federal Reserve requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted total assets) of 3%, if the holding company has the highest regulatory rating and meets certain other requirements. The Company maintains the highest regulatory rating for risk-based capital purposes and, accordingly, is required to maintain a minimum "leverage ratio" of 3%. All other bank holding companies are required to maintain a leverage ratio of 3% plus at least 100 to 200 basis points. At March 31, 1997, the Company's leverage ratio was 8.24%.

         The foregoing capital requirements are minimum requirements. The Federal Reserve may set capital requirements higher than the minimums described above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios including tangible capital positions well above the minimum levels. The Federal Reserve has not, however, imposed any such special capital requirements on the Company.

         Additionally, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective Federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee the bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

DIVIDEND RESTRICTIONS

         The Company is dependent to a large extent on dividends from its Affiliate Banks for its revenues. Various federal and state statutory provisions limit the amount of dividends the Affiliate Banks can pay to the Company without regulatory approval. At March 31, 1997, $26.5 million of the total shareholders equity of the Affiliate Banks was available for payment of dividends to the Company without approval by the applicable regulatory authority.

         In addition, federal bank regulatory authorities have authority to prohibit the Company's affiliate banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the Affiliate Banks to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and capital guidelines as well as each Affiliate Bank's earnings and financial condition.

INTERSTATE BANKING

         Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act"), subject to certain concentration limits, (i) bank holding companies, such as the Company, are permitted to acquire banks and bank holding companies located in any state of the United States, subject to certain restrictions, and (ii) banks are permitted, beginning June 1, 1997, to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states or establishing de novo branch offices in other states; provided that, in the case of any such purchase or opening of individual branches, the host state has adopted legislation "opting in" to the relevant provisions of the Riegle-Neal Act; and provided further, that, in the case of a merger with a bank located in another state, the host state has not adopted legislation "opting out" of the relevant provisions of the Riegle-Neal Act. The Company may, under the Riegle-Neal Act, acquire banks in additional states and combine its Affiliate Banks under a smaller number of separate bank charters.


                        DESCRIPTION OF DEBT SECURITIES

         The Debt Securities are to be issued under an Indenture dated as of July 23, 1997, as amended, supplemented or modified from time to time (the "Indenture"), between the Company and Bank One, NA, as trustee (together with any successor in such capacity, the "Trustee").

         The form of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements and descriptions in this Prospectus or in any Prospectus Supplement regarding provisions of the Debt Securities and the Indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the Debt Securities, including the definitions therein of certain terms. Certain capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Indenture. Wherever particular sections of the Indenture or terms that are defined in the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such sections or defined terms will be incorporated by reference herein or therein, as the case may be.

GENERAL

         The Debt Securities will be direct, unsecured and unsubordinated obligations of the Company and may be issued in one or more series. The particular terms of each series of Debt Securities, as well as any modifications or additions to the general terms of the Debt Securities as described herein which may be applicable in the case of a particular series of Debt Securities, are described in the Prospectus Supplement relating to such series of Debt Securities. Accordingly, for a description of the terms of a particular series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth in this Prospectus.

         Reference is made to the Prospectus Supplement for the terms of the particular series of Debt Securities being offered thereby, including, but not limited to, the following: (i) the title of such Debt Securities and the series in which such Debt Securities will be included; (ii) any limit on the aggregate principal amount of such Debt Securities; (iii) the percentage of their principal amount at which such Debt Securities will be issued and, in the case of Original Issue Discount Securities, the principal amount thereof payable upon acceleration of the maturity thereof; (iv) the date or dates on which the principal of such Debt Securities is payable or the manner in which such dates are determined; (v) the rate or rates (which may be fixed or floating) or amount or amounts per annum at which such Debt Securities will bear interest, if any, or the method of determining such rates or amounts;
(vi) the date from which such interest, if any, on such Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any; (vii) the places of payment and the places where such Debt Securities may be surrendered for registration of transfer or exchange; (viii) the terms of any mandatory or optional redemption (including any sinking fund provisions or any provisions for repayment at the option of a Holder or upon the occurrence of a specified event); (ix) whether such Debt Securities are to be issued initially or permanently in the form of a global Debt Security and, if so, the identity of the Depository (as hereinafter defined) for such global Debt Security; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities; and (xi) any other terms of such Debt Securities.

         The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder or of any particular series of such Debt Securities and provides that the Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. (Section 301 of the Indenture) All Debt Securities issued under the Indenture will rank equally and ratably with any other Debt Securities issued thereunder and other unsecured and unsubordinated debt of the Company outstanding from time to time. Because the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized.

         Unless the Prospectus Supplement relating to a particular series of Debt Securities specifies otherwise, Debt Securities will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305 of the Indenture)

         Some of the Debt Securities may be issued under the Indenture as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a discount below their stated principal amount. Certain United States Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

         Unless otherwise indicated in the Prospectus Supplement relating to a particular series of Debt Securities, the principal of and any premium or interest on Debt Securities issued in certificated form will be payable, and, subject to certain limitations, the transfer of Debt Securities will be registrable, at the offices of the Trustee designated for that purpose in Columbus, Ohio and The City of New York, provided that at the option of the Company, interest may be paid by check, wire transfer or any other means permitted in the form of such Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on a Debt Security will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest payment. In the case of global Debt Securities (which will be registered in the name of the Depository or its nominee), payment will be made to the Depository or its nominee in accordance with the then-existing arrangements between the paying agent(s) for such global Debt Securities and the Depository. (Sections 305, 307 and 1002 of the Indenture) Reference is also made to the section entitled "DESCRIPTION OF NOTES--Book-Entry Notes" in the accompanying Prospectus Supplement.

         The Indenture does not contain any provision that limits the ability of the Company to incur indebtedness (either directly or through merger or consolidation) or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company, except as described herein under "DESCRIPTION OF DEBT SECURITIES--Limitation on Liens" and "--Merger and Consolidation." Reference is made to the Prospectus Supplement relating to the series of Debt Securities offered thereby for information with respect to any deletions from, modifications of or additions to, the Events of Default or covenants that may be included in the terms of such series of Debt Securities, including any addition of a covenant or other provision providing event risk or similar protection.

         Under the Indenture, the Company will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

LIMITATION ON LIENS

         Under the Indenture, the Company may not, and may not permit any Subsidiary to, create or suffer to permit or exist any lien of any kind, as security for borrowed money so long as any of the Debt Securities or coupons appertaining thereto are Outstanding, upon the shares of capital stock of any Significant Subsidiary without effectively providing prior to or concurrently therewith that the Debt Securities will be secured equally and ratably with or prior to the indebtedness or other obligations secured by such lien. (Section 1007 of the Indenture) Under the Indenture, a "Significant Subsidiary" is a Subsidiary of the Company, the total assets of which equal or exceed 25% of the total assets of the Company as shown on the Company's consolidated balance sheet at the end of the fiscal quarter prior to the date of determination.

LIMITATION ON SALE OF STOCK

         Under the Indenture, the Company may not, and may not permit any Significant Subsidiary to, sell, assign, transfer or otherwise dispose of, and will not permit any Significant Subsidiary to issue (other than to the Company), any capital stock of such Significant Subsidiary or securities convertible into, or options, warrants or rights to subscribe for or to purchase, any capital stock of any such Significant Subsidiary except with respect to sales of shares of capital stock of the Significant Subsidiary (i) to an individual for the purpose of qualifying such individual to serve as a director of such Significant Subsidiary; (ii) for cash consideration that is at least equal to the fair market value of such stock if the Company will continue to own not less than 80% of each class of capital stock of such Significant Subsidiary; (iii) made in connection with a merger or consolidation if, after giving effect to such merger or consolidation, the Company's or any such Significant Subsidiary's proportionate ownership share in the resulting or surviving entity is not less than its proportionate ownership share in such Significant Subsidiary immediately prior to such merger or consolidation; (iv) made in compliance with a final order of a court or regulatory authority of competent jurisdiction; or (v) made by a Significant Subsidiary to the Company. (Section 1008 of the Indenture)

EVENTS OF DEFAULT, NOTICE AND WAIVER

         Unless otherwise indicated in the Prospectus Supplement relating to a particular series of Debt Securities, if an Event of Default with respect to any Debt Securities of any series Outstanding under the Indenture will occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series Outstanding may declare, by notice as provided in the Indenture, the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all the Debt Securities of that series Outstanding to be due and payable immediately; provided, that in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that if all Events of Default with respect to Debt Securities of that series will have been cured, or waived as hereinafter provided, and all amounts due otherwise than on account of such acceleration will have been paid or deposited with the Trustee, the Holders of a majority in aggregate principal amount of the Debt Securities of that series then Outstanding may rescind and annul such acceleration and its consequences. (Section 502 of the Indenture) Upon acceleration of the Maturity of Original Issue Discount Securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the Prospectus Supplement relating to any Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity thereof. Any past default under the Indenture with respect to Debt Securities of any series, and any Event of Default arising therefrom, may be waived by the Holders of a majority in aggregate principal amount of the Debt Securities of such series Outstanding under the Indenture, except in the case of (i) default in payment of the principal of or any premium or interest on, or any Additional Amounts in respect of, any Debt Securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513 of the Indenture)

         Each of the following constitutes an Event of Default with respect to each series of Debt Securities under the Indenture: (i) default in the payment of any interest or Additional Amounts payable in respect of any Debt Security of such series or any coupon appertaining thereto when such interest or Additional Amounts become due and payable, and continuance of such default for a period of 30 days; (ii) default in the payment of the principal of and any premium on any Debt Security of such series when it becomes due and payable, whether at the Stated Maturity, upon redemption or repayment, by acceleration or otherwise; (iii) default in the making of any sinking fund payment on any Debt Security of such series; (iv) default in the performance or breach of any covenant or warranty of the Company contained in the Indenture for the benefit of such series or in the Debt Securities of such series, and the continuance of such default or breach for 90 days after written notice has been given as provided in the Indenture; (v) acceleration of the maturity of indebtedness for money borrowed of the Company in a principal amount in excess of $25 million if such acceleration is not annulled or such indebtedness is not discharged within 15 days after written notice as provided in the Indenture; (vi) certain events in bankruptcy, insolvency or reorganization; and (vii) any other Event of Default provided with respect to the Debt Securities of such series. (Section 501 of the Indenture)

         The Trustee is required, within 90 days after the occurrence of a default with respect to the Debt Securities of any series which is known to the Trustee and is continuing (without regard to any grace period or notice requirements), to give to the Holders of the Debt Securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of or any premium or interest on, or Additional Amounts in respect of, any Debt Securities of such series or in the payment of any sinking fund installment with respect to the Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Debt Securities and coupons of such series; and provided further that, in the case of any default referred to in clause (iv) of the preceding paragraph with respect to the Debt Securities of such series, no such notice to Holders will be given until at least 30 days after the occurrence thereof. (Section 602 of the Indenture)

         The Trustee, subject to its duties during a default to act with the required standard of care, may require indemnification by any of the Holders of the Debt Securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of such Holders of the Debt Securities of such series or any related coupons. (Sections 601 and 603 of the Indenture) Subject to such right of indemnification and to certain other limitations, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. (Section 512 of the Indenture)

         No Holder of a Debt Security of any series or any related coupons may institute any action against the Company under the Indenture (except actions for payment of overdue principal of, premium, if any, or interest, if any, on and any Additional Amounts in respect of such Debt Security) unless the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series then Outstanding under the Indenture will have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and the Trustee will not have instituted such action within 60 days of such request. (Sections 507 and 508 of the Indenture)

MERGER AND CONSOLIDATION

         The Company may consolidate with, merge with or into or sell or convey all or substantially all of its assets to any other corporation, association, company or business trust, provided that (i) (a) in the case of a merger, the Company is the surviving company in the merger, or (b) the entity surviving the merger, formed by such consolidation or which acquires such assets will be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and will expressly assume payment of the principal of and any premium and interest on, and any Additional Amounts in respect of, all the Debt Securities and the performance and observance of all of the covenants of the Indenture and the Debt Securities to be performed or observed by the Company and (ii) the Company or such successor entity, as the case may be, will not immediately thereafter be in default in the performance or observance of any such covenant under the Indenture and the Debt Securities. (Section 801 of the Indenture)

MODIFICATION AND WAIVER

         Modification and amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby,
(i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Outstanding Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium or Additional Amounts payable with respect to, any Debt Security; (iii) reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof or that would be provable in bankruptcy; (iv) adversely affect any right of repayment at the option of the Holder of any Debt Security; (v) change any Place of Payment of the principal of, any premium or interest on or any Additional Amounts in respect of, any Debt Security; (vi) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity, or any date of redemption or repayment, thereof; (vii) reduce the percentage in aggregate principal amount of Outstanding Debt Securities of any series necessary to modify or amend the Indenture with respect to such series or reduce the percentage of Outstanding Debt Securities of any series necessary to waive any past default or compliance with certain restrictive provisions to less than a majority in aggregate principal amount of such series, or reduce certain requirements of the Indenture for quorum or voting; or (viii) modify the provisions of the Indenture described in this paragraph or those regarding waiver of compliance with certain provisions of, or certain defaults and their consequences under, the Indenture, except to increase the percentage of Outstanding Debt Securities necessary to modify and amend the Indenture or to give any such waiver, and except to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions applicable to such series. (Sections 902 and 1009 of the Indenture)

         Modification and amendment of the Indenture may be made by the Company and the Trustee without the consent of any Holder of Outstanding Debt Securities or coupons, for any of the following purposes: (i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company; (iii) to add any additional Events of Default with respect to all or any series of Debt Securities; (iv) to add to or change any restrictions on the payment of the principal of or any premium or interest on Debt Securities, to modify the provisions relating to Global Debt Securities or to permit the issuance of Debt Securities in uncertificated form, provided any such action does not adversely affect the interests of the Holders of the Debt Securities of any series or any related coupons in any material respect; (v) to add to, change or eliminate any provision of the Indenture, provided that such amendment will become effective only if there is no Outstanding Debt Security of any series entitled to the benefit of such provision or such amendment does not apply to any then Outstanding Debt Security; (vi) to secure the Debt Securities pursuant to the requirements of the Indenture or otherwise; (vii) to establish the form or terms of the Debt Securities of any series and any related coupons; (viii) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions as will be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee;
(ix) to provide for the discharge of the Indenture with respect to the Debt Securities of any series by the deposit of monies or Government Obligations in trust; (x) to change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of the Debt Securities as set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto; or (xi) to cure any ambiguity, defect or inconsistency in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action does not adversely affect the interests of the Holders of the Debt Securities of any series or any related coupons in any material respect. (Section 901 of the Indenture)

SATISFACTION AND DISCHARGE

         Unless the Prospectus Supplement relating to a particular series of Debt Securities specifies otherwise, the Company and the Trustee, without the consent of any Holder of Outstanding Debt Securities, may execute a supplemental indenture to provide that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the irrevocable deposit with the Trustee, in trust, of money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any mandatory sinking fund payments or Additional Amounts in respect of the Debt Securities of such series on the dates such payments are due in accordance with the terms of the Indenture and such Debt Securities. Such a supplemental indenture may only be executed if certain conditions have been satisfied, including that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in the applicable Federal income tax law, in either case, to the effect that such a discharge will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. (Section 901 of the Indenture)

         The Indenture provides that, when the conditions set forth in Section 401 thereof have been satisfied with respect to a series of Debt Securities, upon the request of the Company, the Indenture will cease to be of further effect with respect to such series (except as to any surviving right of registration of transfer or exchange of Debt Securities expressly provided for therein). Such conditions include that (i) all Debt Securities of such series and all coupons, if any, under the Indenture either will have been delivered to the Trustee for cancellation or will be due, or are to be called for redemption, within one year and (ii) with respect to all Debt Securities of such series under the Indenture but not previously delivered to the Trustee for cancellation, there will have been irrevocably deposited with the Trustee, in trust, money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on and any Additional Amounts, all such Debt Securities and coupons on the dates such payments are due in accordance with the terms of the Indenture and such Debt Securities. (Section 401 of the Indenture)

DEFEASANCE OF CERTAIN OBLIGATIONS

         Unless otherwise provided in the Prospectus Supplement relating to a series of Debt Securities, the Company will have the option to omit to comply with the covenants described under "DESCRIPTION OF DEBT SECURITIES--Limitations on Liens" above, if applicable, and any additional covenants not included in the original Indenture that may be specified as applicable to such series in the Prospectus Supplement with respect thereto. The Company, in order to exercise such option, will be required to irrevocably deposit with the Trustee, in trust, money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on and any mandatory sinking fund payments or analogous payments on any Additional Amounts in respect of the Debt Securities of such series on the dates such payments are due in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an Opinion of Counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes. (Section 1010 of the Indenture) The Prospectus Supplement relating to a particular series of Debt Securities may describe further provisions, if any, permitting such an omission to comply.

THE TRUSTEE UNDER THE INDENTURE

         Several Affiliate Banks maintain correspondent bank accounts with affiliates of Bank One, NA.

         The Indenture provides that an alternative Trustee may be appointed by the Company with respect to any particular series of Debt Securities. Any such appointment will be described in the Prospectus Supplement relating to such series of Debt Securities.

         The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request of any Holder of Debt Securities, unless offered reasonable indemnity by such Holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Indenture contains other provisions limiting the responsibilities and liabilities of the Trustee. (Sections 601 and 603 of the Indenture)

                             PLAN OF DISTRIBUTION

         The Company may sell Debt Securities to or through underwriters or dealers; directly to other purchasers; through agents; or through any combination of such methods of sale. Any such underwriter, dealer or agent involved in the offer and sale of the Debt Securities being offered hereby will be named in an applicable Prospectus Supplement or Prospectus Supplements (including any Pricing Supplement or Pricing Supplements).

         The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

         In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any compensation paid by the Company to underwriters, dealers or agents in connection with the offering of the Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in an applicable Prospectus Supplement or Pricing Supplement.

         Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against and/or contribution in certain instances by the Company toward liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses.

         Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for the Company or one or more of its affiliates in the ordinary course of business.

         The specific terms and manner of sale, including the place and time of delivery, of the Debt Securities in respect of which this Prospectus is being delivered will be set forth or summarized in the applicable Prospectus Supplement.

                                LEGAL MATTERS

         Unless otherwise indicated in a Prospectus Supplement, the validity of each issue of the Debt Securities offered hereby will be passed upon for the Company by Krieg DeVault Alexander & Capehart, Indianapolis, Indiana, and certain legal matters relating to the Debt Securities offered hereby will be passed upon for any underwriters, dealers or agents of a particular issue of Debt Securities by Baker & Daniels, Indianapolis, Indiana.

                                   EXPERTS

         The consolidated financial statements of the Company and its subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon with respect to such financial statements and incorporated herein by reference. See "INCORPORATION BY REFERENCE." Such financial statements are, and the audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Arthur Andersen LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

                 No dealer, salesperson or other person has been
            authorized to give any information or to make any representation other than contained in or incorporated by reference into this Prospectus Supplement, the applicable Pricing Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Agent. Neither the delivery of this Prospectus Supplement, the applicable Pricing Supplement or the Prospectus nor any sale made hereunder and thereunder will under any circumstances create an implication that there has not been any change in the affairs of the Company since the date hereof. This Prospectus Supplement, the applicable Pricing Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                              ------------------------

                                  TABLE OF CONTENTS
                                                                      PAGE
                                                                      ----
                                PROSPECTUS SUPPLEMENT

            Risk Factors  . . . . . . . . . . . . . . . . . .          S-3
            Description of Notes  . . . . . . . . . . . . . .          S-4
            Certain United States Federal Income Tax
                 Considerations . . . . . . . . . . . . . . .         S-25
            Plan of Distribution  . . . . . . . . . . . . . .         S-33
            Legal Matters . . . . . . . . . . . . . . . . . .         S-35

                                     PROSPECTUS

            Available Information . . . . . . . . . . . . . .            2
            Incorporation by Reference  . . . . . . . . . . .            3
            The Company . . . . . . . . . . . . . . . . . . .            4
            Use of Proceeds . . . . . . . . . . . . . . . . .            5
            Selected Consolidated Financial Information . . .            5
            Ratio of Earnings to Fixed Charges  . . . . . . .            6
            Regulatory Matters  . . . . . . . . . . . . . . .            7
            Description of Debt Securities  . . . . . . . . .           10
            Plan of Distribution  . . . . . . . . . . . . . .           19
            Legal Matters . . . . . . . . . . . . . . . . . .           19
            Experts   . . . . . . . . . . . . . . . . . . . .           20



                                 $150,000,000


                              MEDIUM-TERM NOTES
                           DUE NINE MONTHS OR MORE
                              FROM DATE OF ISSUE




                             OLD NATIONAL BANCORP




                        ------------------------------

                            PROSPECTUS SUPPLEMENT

                        ------------------------------

                          NatCity Investments, Inc.
                              Smith Barney Inc.




                                August 4, 1997